UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2022
_____________________________________________________________________________
Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)
(920) 592-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 4, 2022, Schneider National Leasing, Inc. (the “Borrower”), a wholly-owned subsidiary of Schneider National, Inc. (“Schneider”), entered into a $250 million Credit Agreement among the Borrower, Schneider, and certain other subsidiaries of Schneider (as guarantors), the lenders party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “2022 Credit Facility”) and terminated its existing $250 million Credit Agreement dated as of August 6, 2018 (the “Existing Credit Facility”).

The 2022 Credit Facility matures on November 4, 2027 and allows the Borrower to request an increase in the total commitment by up to $150 million, for a total potential commitment of $400 million. The 2022 Credit Facility also provides a sublimit of $100 million to be used for the issuance of letters of credit. The applicable interest rate under the 2022 Credit Facility is based on (i) the Prime Rate, (ii) the Federal Funds Effective Rate, or (iii) the forward-looking term Secured Overnight Financing Rate (SOFR) published by CME Group Benchmark Administration Limited plus 0.10%, depending upon the specific type of borrowing, plus, in each case, an applicable margin based on the consolidated net debt coverage ratio as of the end of each fiscal quarter.

The 2022 Credit Facility contains representations, warranties, covenants, and events of default substantially similar to the Existing Credit Facility. The covenants contained in the 2022 Credit Facility include required minimum consolidated net worth (subject to termination when the terms of other material debt of Schneider or its subsidiaries does not contain a consolidated net worth covenant), consolidated net debt, limitations on indebtedness, transactions with affiliates, shareholder debt, restricted payments, and upon termination of the consolidated net worth covenant as described above, consolidated interest coverage.

The foregoing description of the 2022 Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Credit Facility, which is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.

In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory, or other services with the Borrower, Schneider National and its other subsidiaries for which they have in the past or may in the future receive customary compensation and expense reimbursement.

ITEM 1.02. Termination of a Material Definitive Agreement.

Effective November 4, 2022, the Existing Credit Facility was terminated. At the time of termination, there were no outstanding borrowings. The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Existing Credit Facility is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the 2022 Credit Facility is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Credit Agreement dated as of November 4, 2022, among Schneider National Leasing, Inc., the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2022	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary